Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR FIRST QUARTER 2014

Schaumburg, Ill. (May 8, 2014) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the first quarter of 2014. Highlights from the first quarter of 2014 include:

•	Fifth consecutive quarter of sequential improvement in the decline of total student enrollments at its ongoing institutions, inclusive of new student enrollment growth within University.

•

Approximately $13.2 million of higher advertising investments for its ongoing academic institutions in the first quarter of 2014 compared to the fourth quarter of 2013. This partly contributed to greater cash outflows for the quarter compared to the fourth quarter of 2013, but is intended to reinforce the improving enrollment picture.

•	A 32 percent improvement in the rate a prospective student converts to a new student application.

•	A 7 percent decrease in new student acquisition costs at its ongoing institutions.

“We’re off to a good start in 2014 as we remain focused in our efforts to transform the company,” said President and CEO Scott W. Steffey. “I am energized by our progress in the first quarter. We announced the consolidation of brands within our Career Schools segment, a critical component in stabilizing our ground-based institutions. We believe that our ongoing operations are trending toward being EBITDA positive in the fourth quarter of this year, excluding unique items. We are rebuilding this organization with student success always at the core of our decisions and we’re beginning to see the results of our strategy taking hold.”

Career Education reported total revenue of $243.1 million, and a net loss of $58.1 million, or -$0.87 per diluted share, for the first quarter of 2014 compared to total revenue of $284.5 million and net loss of $15.2 million, or -$0.23 per diluted share, for the first quarter of 2013.

CONSOLIDATED RESULTS

Quarter Ended March 31, 2014

•

Total revenue was $243.1 million for the first quarter of 2014, a 14.5 percent decrease from $284.5 million for the first quarter of 2013. The decline is largely due to approximately 4,400 fewer total student enrollments in its ongoing institutions, which excludes Transitional Schools, in the first quarter of 2014 compared to the first quarter of 2013. In addition, the Transitional Schools segment accounted for 4.1 percent of the decrease in revenue.

•

Operating losses of $47.9 million and $25.0 million were reported for the first quarters of 2014 and 2013, respectively. Higher operating losses in the first quarter of 2014 as compared to the first quarter of 2013 were primarily attributed to the current year quarter reporting lower total student enrollments and $6.8 million in legal settlement expenses net of anticipated insurance recovery. The operating margin was -19.7 percent for the first quarter of 2014 and -8.8 percent for the first quarter of 2013.

•

The loss from continuing operations for the first quarter of 2014 was $47.4 million, or -$0.71 per diluted share. For the first quarter of 2013, the loss from continuing operations of $19.8 million, or -$0.30 per diluted share, included a $6.7 million ($0.10 per diluted share) loss related to the sale of the American InterContinental University campus in London, England which is reported in other income (expense).

CEC ANNOUNCES 1Q14 RESULTS …PG 2

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

Net cash used in operating activities increased to $35.4 million for the quarter ended March 31, 2014 compared to $14.2 million for the quarter ended March 31, 2013. This increase is driven primarily by the operating loss for the current year to date and net payments of income taxes.

Capital expenditures decreased to $3.5 million for the quarter ended March 31, 2014, from $4.1 million for the quarter ended March 31, 2013. Capital expenditures represented 1.4 percent and 1.2 percent of total revenue of continuing and discontinued operations during the quarters ended March 31, 2014 and 2013, respectively.

Financial Position

As of March 31, 2014 and December 31, 2013, cash and cash equivalents and short-term investments totaled $315.5 million and $362.9 million, respectively.

CEC ANNOUNCES 1Q14 RESULTS …PG 3

TOTAL STUDENT ENROLLMENTS AND NEW STUDENT ENROLLMENTS

Total Student Enrollments

Total student enrollments by reportable segment as of March 31, 2014 and 2013 were as follows:

	As of March 31,		% Change
	2014	2013	2014 vs. 2013
Total Student Enrollments
CTU	20,600	21,500	-4%
AIU	13,300	15,500	-14%

Total University Schools	33,900	37,000	-8%

Career Colleges	11,800	12,900	-9%
Culinary Arts	8,400	8,600	-2%

Total Career Schools	20,200	21,500	-6%

Subtotal	54,100	58,500	-8%
Transitional Schools	1,600	5,100	-69%

Total	55,700	63,600	-12%

New Student Enrollments

New student enrollments by reportable segment for the quarters ended March 31, 2014 and 2013 were as follows:

	For the Quarter Ended March 31,		% Change
	2014	2013	2014 vs. 2013
New Student Enrollments
CTU (1)	4,820	4,900	-2%
AIU (1)	5,900	5,510	7%

Total University Schools	10,720	10,410	3%

Career Colleges	3,000	3,200	-6%
Culinary Arts	2,300	2,810	-18%

Total Career Schools	5,300	6,010	-12%

Subtotal	16,020	16,420	-2%
Transitional Schools (2)	10	590	NM

Total	16,030	17,010	-6%

(1)	In the first quarter of 2014, we implemented a new student orientation process which replaced our previously provided student readiness programs. This change impacts how we calculate a new student enrollment. Accordingly, 2013 new student enrollments for CTU and AIU have been recast to reflect this change in methodology. The adjustments necessary to recast historical new student enrollment data require the exercise of management’s judgment.

(2)	Campuses within the Transitional Schools segment no longer enroll new students; students who re-enter after 365 days are reported as new enrollments.

CEC ANNOUNCES 1Q14 RESULTS …PG 4

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, May 8, 2014 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 37065289. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 37065289.

ABOUT CAREER EDUCATION CORPORATION

The colleges, institutions and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. In addition to its online offerings, Career Education serves students from campuses throughout the United States offering programs that lead to doctoral, master’s, bachelor’s and associate degrees, as well as to diplomas and certificates.

CEC’s institutions include both universities that provide degree programs through the master or doctoral level and colleges that provide programs through the associate or bachelor level. The University group includes American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – predominantly serving students online with career-focused degree programs that meet the educational demands of today’s busy adults. The Career Schools group offers career-centered education primarily through ground-based campuses and includes Briarcliffe College, Brooks Institute, Harrington College of Design, Le Cordon Bleu North America (“LCB”), Missouri College and Sanford-Brown Institutes and Colleges (“SBI” and “SBC,” respectively). Through its colleges, institutions and universities, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

A detailed listing of individual campus locations and web links to Career Education’s colleges, institutions and universities can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “expect,” “intend,” “beginning to,” “project,” “trend,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; rulemaking by the U.S. Department of Education and increased focus by Congress, the President and governmental agencies on for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility and student loan default rate standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 1Q14 RESULTS …PG 5

CONTACT

Investors:	Doug Craney

Vice President, Investor Relations and Business Development

(847) 585-3899

Media:	Mark Spencer

Director, Corporate Communications

(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2014 (1)	December 31, 2013 (1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$264,188	$318,761
Restricted cash	12,948	12,564
Short-term investments	38,326	31,592

Total cash and cash equivalents and short-term investments	315,462	362,917

Student receivables, net	31,582	34,498
Receivables, other, net	18,331	27,437
Prepaid expenses	20,328	20,218
Inventories	6,329	6,723
Deferred income tax assets, net	3,606	3,606
Other current assets	4,492	3,468
Assets of discontinued operations	523	1,150

Total current assets	400,653	460,017

NON-CURRENT ASSETS:
Property and equipment, net	170,573	182,000
Goodwill	87,356	87,356
Intangible assets, net	39,850	40,117
Student receivables, net	4,758	5,204
Deferred income tax assets, net	10,644	10,644
Other assets, net	26,258	17,853
Assets of discontinued operations	1,406	1,854

TOTAL ASSETS	$741,498	$805,045

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,640	$24,615
Accrued expenses:
Payroll and related benefits	31,198	34,172
Advertising and production costs	22,297	17,599
Income taxes	603	14,994
Other	51,039	41,083
Deferred tuition revenue	55,251	60,914
Liabilities of discontinued operations	15,418	14,055

Total current liabilities	205,446	207,432

NON-CURRENT LIABILITIES:
Deferred rent obligations	78,104	80,496
Other liabilities	27,593	27,619
Liabilities of discontinued operations	32,225	34,114

Total non-current liabilities	137,922	142,229

STOCKHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	820	819
Additional paid-in capital	602,440	600,904
Accumulated other comprehensive loss	(531)	(503)
Retained earnings	10,515	68,658
Cost of shares in treasury	(215,114)	(214,494)

Total stockholders' equity	398,130	455,384

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$741,498	$805,045

(1)	During the first quarter of 2014, the Company completed the teach-out of the following Sanford-Brown campuses: Austin, Collinsville, Cranston, Dearborn, Grand Rapids, Indianapolis, Portland, Tinley Park and Trevose. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(In thousands, except per share amounts and percentages)

	For the Quarter Ended March 31, (1)
	2014	% of Total Revenue	2013	% of Total Revenue
REVENUE:
Tuition and registration fees	$240,071	98.8%	$279,910	98.4%
Other	3,034	1.2%	4,540	1.6%

Total revenue	243,105		284,450

OPERATING EXPENSES:
Educational services and facilities	86,078	35.4%	102,757	36.1%
General and administrative	189,780	78.1%	189,597	66.7%
Depreciation and amortization	15,052	6.2%	16,969	6.0%
Asset impairment	67	0.0%	157	0.1%

Total operating expenses	290,977	119.7%	309,480	108.8%

Operating loss	(47,872)	-19.7%	(25,030)	-8.8%

OTHER INCOME (EXPENSE):
Interest income	106	0.0%	245	0.1%
Interest expense	(81)	0.0%	(706)	-0.2%
Loss on sale of business	—	0.0%	(6,712)	-2.4%
Miscellaneous income	622	0.3%	7	0.0%

Total other income (expense)	647	0.3%	(7,166)	-2.5%

PRETAX LOSS	(47,225)	-19.4%	(32,196)	-11.3%
Provision for (benefit from) income taxes	220	0.1%	(12,402)	-4.4%

LOSS FROM CONTINUING OPERATIONS	(47,445)	-19.5%	(19,794)	-7.0%
(Loss) income from discontinued operations, net of tax	(10,698)	-4.4%	4,591	1.6%

NET LOSS	(58,143)	-23.9%	(15,203)	-5.3%

OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	—		(1,743)
Unrealized (losses) gains on investments	(28)		1

Total other comprehensive loss	(28)		(1,742)

COMPREHENSIVE LOSS	$(58,171)		$(16,945)

NET LOSS PER SHARE—DILUTED:
Loss from continuing operations	$(0.71)		$(0.30)
(Loss) income from discontinued operations	(0.16)		0.07

Net loss per share	$(0.87)		$(0.23)

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,994		66,428

(1)	During the first quarter of 2014, the Company completed the teach-out of the following Sanford-Brown campuses: Austin, Collinsville, Cranston, Dearborn, Grand Rapids, Indianapolis, Portland, Tinley Park and Trevose. During 2013, the Company completed the sale of its International Segment and the teach-out of SBI Landover, SBC Milwaukee and IADT Schaumburg. As a result, all current and prior periods reflect these campuses as components of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Quarter Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(58,143)	$(15,203)
Adjustments to reconcile net loss to net cash used in operating activities:
Asset impairment	67	157
Depreciation and amortization expense	15,431	19,295
Bad debt expense	5,852	6,702
Compensation expense related to share-based awards	1,341	1,775
Loss on sale of business	—	6,712
Loss on disposition of property and equipment	26	94
Changes in operating assets and liabilities	6	(33,729)

Net cash used in operating activities	(35,420)	(14,197)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(29,810)	(13,540)
Sales of available-for-sale investments	14,320	13,465
Purchases of property and equipment	(3,468)	(4,077)
Payments of cash upon sale of business	—	(1,947)
Other	—	(1)

Net cash used in investing activities	(18,958)	(6,100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	196	304
Payment on borrowings	—	(80,000)
Change in restricted cash	(384)	86,470
Payments of capital lease obligations	—	(74)

Net cash (used in) provided by financing activities	(188)	6,700

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	10	(3,194)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(54,556)	(16,791)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	182	127,925
Less: Cash balance of discontinued operations, end of the period	199	114,428
CASH AND CASH EQUIVALENTS, beginning of the period	318,761	112,697

CASH AND CASH EQUIVALENTS, end of the period	$264,188	$109,403

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended March 31,
	2014	2013
REVENUE:
CTU	$87,031	$90,209
AIU	52,573	66,299

Total University Schools	139,604	156,508

Career Colleges	53,040	59,786
Culinary Arts	42,246	45,938

Total Career Schools	95,286	105,724

Corporate and Other	100	—

Subtotal	234,990	262,232
Transitional Schools (1)	8,115	22,218

Total	$243,105	$284,450

OPERATING (LOSS) INCOME:
CTU	$14,186	$15,912
AIU	(3,583)	3,146

Total University Schools	10,603	19,058

Career Colleges	(17,150)	(15,003)
Culinary Arts	(18,046)	(12,137)

Total Career Schools	(35,196)	(27,140)

Corporate and Other	(11,136)	(6,368)

Subtotal	(35,729)	(14,450)
Transitional Schools (1)	(12,143)	(10,580)

Total	$(47,872)	$(25,030)

OPERATING MARGIN (LOSS):
CTU	16.3%	17.6%
AIU	-6.8%	4.7%
Total University Schools	7.6%	12.2%
Career Colleges	-32.3%	-25.1%
Culinary Arts	-42.7%	-26.4%
Total Career Schools	-36.9%	-25.7%
Corporate and Other	NM	NM
Subtotal	-15.2%	-5.5%
Transitional Schools (1)	-149.6%	-47.6%
Total	-19.7%	-8.8%

(1)	During the first quarter of 2014, the Company completed the teach-out of the following Sanford-Brown campuses: Austin, Collinsville, Cranston, Dearborn, Grand Rapids, Indianapolis, Portland, Tinley Park and Trevose. As a result, all current and prior periods reflect these campuses as components of discontinued operations.